                                                                    Exhibit 3.5







===============================================================================






                            RYDER TRUCK RENTAL I LLC


            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT



                                    Between



                            RYDER TRUCK RENTAL, INC.

                                      and

                              RTR LEASING I, INC.,

                                   as Members





                          Dated as of October 1, 1999






===============================================================================








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                               TABLE OF CONTENTS

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                                  ARTICLE ONE
                                  DEFINITIONS

Section 1.01. Definitions...................................................      1
Section 1.02. Other Definitional Provisions.................................      4


                                  ARTICLE TWO
                            ORGANIZATION OF COMPANY

Section 2.01. Formation.....................................................      4
Section 2.02. Name and Office...............................................      4
Section 2.03. Duration......................................................      4
Section 2.04. Registered Office and Registered Agent........................      4
Section 2.05. Execution, Delivery and Filing of Certificate.................      5


                                 ARTICLE THREE
                                    PURPOSES

Section 3.01. Purposes......................................................      5
Section 3.02. Power and Authority...........................................      5
Section 3.03. Limitations on Powers.........................................      5
Section 3.04. Company Opportunity...........................................      6


                                  ARTICLE FOUR
                       CAPITAL CONTRIBUTIONS; BORROWINGS

Section 4.01. Admission and Contributions of Initial Members................      6
Section 4.02. Additional Capital Contributions..............................      6
Section 4.03. Withdrawals...................................................      7
Section 4.04. Borrowings....................................................      7
Section 4.05. Additional Members............................................      7
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                                  ARTICLE FIVE
                                   MANAGEMENT

Section 5.01. Powers of the Members.........................................      7
Section 5.02. Limitations on Powers of Members..............................      8
Section 5.03. Self Dealing..................................................      8
Section 5.04. Standard of Care; Liability...................................      9
Section 5.05. Compensation..................................................      9
Section 5.06. Meetings of Members...........................................      9
Section 5.07. Consent.......................................................      9
Section 5.08. Independent Member............................................      9
Section 5.09. Managers......................................................     10


                                  ARTICLE SIX
            POWER TO INSTITUTE BANKRUPTCY OR INSOLVENCY PROCEEDINGS

Section 6.01. Unanimous Vote Required.......................................     10
Section 6.02. Voting on Bankruptcy or Insolvency............................     10


                                 ARTICLE SEVEN
              CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

Section 7.01. Capital Accounts..............................................     11
Section 7.02. Allocation of Profits and Losses..............................     11
Section 7.03. Distributions.................................................     11


                                 ARTICLE EIGHT
                   EXCULPATION OF LIABILITY; INDEMNIFICATION

Section 8.01. Exculpation of Liability......................................     11
Section 8.02. Indemnification...............................................     11
Section 8.03. Fiduciary Duty................................................     12
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                                  ARTICLE NINE
                                TERM OF COMPANY

Section 9.01. Commencement..................................................     12
Section 9.02. Dissolution...................................................     12


                                  ARTICLE TEN
                             APPLICATION OF ASSETS

Section 10.01. Application of Assets........................................     13
Section 10.02. Termination..................................................     13
Section 10.03. Claims of the Members........................................     13


                                 ARTICLE ELEVEN
                     RESTRICTION ON TRANSFERS OF INTERESTS

Section 11.01. Restriction on Transfers of Interests........................     14


                                 ARTICLE TWELVE
                           INVESTMENT REPRESENTATION

Section 12.01. Investment Representation....................................     14


                                ARTICLE THIRTEEN
                            MISCELLANEOUS PROVISIONS

Section 13.01. Limitations on Amendment.....................................     14
Section 13.02. Books of Account; Reports....................................     14
Section 13.03. Bank Accounts and Investment of Funds........................     15
Section 13.04. Accounting Decisions.........................................     15
Section 13.05. Federal Income Tax Elections.................................     15
Section 13.06. Entire Agreement.............................................     15
Section 13.07. Notices......................................................     15
Section 13.08. Consent of Members...........................................     16
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Section 13.09. Further Execution............................................     16
Section 13.10. Binding Effect...............................................     16
Section 13.11. Severability.................................................     16
Section 13.12. Captions.....................................................     16
Section 13.13. Counterparts.................................................     16
Section 13.14. Delaware Law to Control......................................     16


                                    EXHIBITS

Exhibit A           Members; Capital Contributions; Membership Percentages..    A-1

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         This Amended and Restated Limited Liability Company Agreement, dated as of October 1, 1999, is between Ryder Truck Rental, Inc., a Florida corporation, and RTR Leasing I, Inc., a Delaware corporation (collectively, the "Members").

         WHEREAS, pursuant to that certain limited liability company agreement, dated as of June 1, 1997 (the "Original LLC Agreement"), between the Members, Ryder Truck Rental I LLC, a Delaware limited liability company, was formed pursuant to the Delaware Limited Liability Company Act by causing a Certificate of Formation to be filed with the office of the Secretary of State of the State of Delaware on July 24, 1997 and by entering into the Original LLC Agreement; and

         WHEREAS, the Members desire to amend and restate the Original LLC Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.


                                  ARTICLE ONE

                                  DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Origination Trust Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Act" means the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.), as amended.

         "Affiliate" of any person or entity means any other person or entity that (i) directly or indirectly controls, is controlled by or is under common control with such person or entity (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or
(ii) is an officer or director of such person or entity. For purposes of this definition, a person or entity shall be deemed to be "controlled by" another person or entity if such other person or entity possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such person or entity or (ii) to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise.

         "Agreement" means this Amended and Restated Limited Liability Company Agreement as it may be amended, restated or supplemented from time to time.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of"Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Capital Accounts" shall have the meaning set forth in Section 7.01.

         "Capital Contributions" means the amount of all cash (whether in the form of money, a note payable upon demand or a combination thereof) or the agreed upon value of other property or services contributed by the Members to the Company.

         "Certificate" means the Certificate of Formation of the Company, including any restatements or amendments, which are filed with the Delaware Secretary of State.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Ryder Truck Rental I LLC, a Delaware limited liability company, and its successors.

         "Covered Person" shall have the meaning set forth in Section 8.03.

         "Delaware Secretary of State" means the Secretary of State of the State of Delaware.

         "Effective Date" means October 1, 1999.

         "Fiscal Year" means the taxable year of the holder of the Majority Interest.

         "Independent Director" means an individual who is not (i) a director, officer or employee of any Affiliate of Ryder (other than any limited or special purpose corporation or limited liability company similar to the Company); (ii) a person related to any officer or director of any Affiliate of Ryder; (iii) a direct or indirect holder of more than 10% of any voting securities of any Affiliate of Ryder; or (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of any Affiliate of Ryder.

         "Independent Member" shall have the meaning set forth in Section 5.08.

         "Majority Interest" means the interest in the Company of Ryder.





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         "Majority Members" means those Members holding more than 50% of the
Membership Percentages and more than 50% of the Capital Account balances of the Members.

         "Managers" means RTR Leasing and such other persons or entities that may be designated from time to time by the Members as managers of the Company to perform such functions for the Company as may be determined from time to time by the Members. A Manager shall be deemed to be a "manager" of the Company within the meaning of Section 18-101 of the Act.

         "Members" means those persons or entities designated as Members of the Company in Exhibit A. Any reference to a Member shall, unless the context clearly requires otherwise, include a reference to its predecessors and successors in interest.

         "Membership Percentages" means the Members' respective limited liability company interests in the Company as set forth in Exhibit A.

         "Original LLC Agreement" has the meaning set forth in the Recitals.

         "Origination Trust" means Ryder Truck Rental LT, a Delaware business trust.

         "Origination Trust Agreement" means that certain second amended and restated trust agreement, dated as of February 1, 1998 among Ryder Truck Rental I LP and Ryder Truck Rental II LP, as Grantors and UTI Beneficiaries, Ryder, as Administrative Agent, RTRT, Inc., as Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and U.S. Bank National Association, as Trust Agent, as the same may be amended, supplemented or modified from time to time.

         "Partnership" means Ryder Truck Rental I LP, a Delaware limited partnership, and its successors.

         "Partnership Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss.ss. 17-101, et seq.), as amended.

         "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the Effective Date, between Ryder Truck Rental I LLC and Ryder, as amended, restated or supplemented from time to time.

         "Profits" and "Losses" mean the Company's taxable income or loss for each Fiscal Year (or other period) determined in accordance with the accounting methods followed for federal income tax purposes, except that any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss.

         "RTR Leasing" means RTR Leasing I. Inc., a Delaware corporation, and its successors.

         "Ryder" means Ryder Truck Rental, Inc., a Florida corporation, and its successors.




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         "Trustee" shall have the meaning set forth in Section 6.01.

         Section 1.02.     Other Definitional Provisions.

         (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01" and the like shall refer to the applicable section of this Agreement, (iv) the term "include" and all variations thereof shall mean "include without limitation" and (v) the term "or" shall include "and/or".

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


                                  ARTICLE TWO

                            ORGANIZATION OF COMPANY

         Section 2.01. Formation. The parties hereto formed the Company as a limited liability company pursuant to the Original LLC Agreement and the Act and hereby agree that the rights, duties and liabilities of the Members and Managers shall be as provided in the Act, except as otherwise provided in this Agreement. Pursuant to Section 18 201(d) of the Act, this Agreement shall become effective, and the Original LLC Agreement is hereby amended and restated in its entirety, as of the Effective Date.

         Section 2.02. Name and Office. The name of the Company shall be Ryder Truck Rental I LLC, and its office shall be located at 3600 N.W. 82nd Avenue, Miami, Florida 33166, or such other place as the Members may determine from time to time.

         Section 2.03. Duration. The term of the Company commenced on the date the Certificate was filed on July 26, 1997, in the office of the Delaware Secretary of State and shall continue until June 1, 2097, unless the Company is dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

         Section 2.04. Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and




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the name of its initial registered agent at such address shall be The
Corporation Trust Company. The registered office and registered agent may be changed from time to time in accordance with the Act. If the registered agent shall ever resign, the Company shall promptly appoint a successor.

         Section 2.05. Execution, Delivery and Filing of Certificate. W. Daniel Susik, as an "authorized person" within the meaning of the Act, executed, delivered and filed the Certificate with the Delaware Secretary of State on July 26, 1997.


                                 ARTICLE THREE

                                    PURPOSES

         Section 3.01. Purposes. The purposes for which the Company is formed are:

                  (a) to act as general partner of the Partnership and, in such capacity permit the Partnership to engage in the activities permitted by the Partnership Agreement and the Partnership Act;

                  (b) to take all permitted action in its capacity as general partner of the Partnership, to negotiate, authorize, execute, deliver, assume or perform any agreement, instrument, obligation or document relating to the activities set forth in clause (a) above, including any trust agreement or supplement, sale, servicing, pooling or administration agreement or supplement, purchase, lease or security agreement, indenture, reimbursement agreement, credit support agreement, lease or receivables purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

                  (c) to engage in any activity and to exercise any powers permitted to it as general partner under the Partnership Agreement or to limited liability companies generally under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

         Section 3.02. Power and Authority. The Company, in its capacity as general partner of the Partnership, shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to accomplish or for the furtherance of the purposes set forth in
Section 3.01. The Company may serve as a general partner of the Partnership. The Company and RTR Leasing or W. Daniel Susik, on behalf of the Company, may enter into and perform the Partnership Agreement without any further act, vote or approval of any Member, Manager or other person, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation.

         Section 3.03. Limitations on Powers. Notwithstanding any other provision of this Agreement and any provision of law, the Company shall not do any of the following:



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                  (a) engage in any business or activity other than as set
         forth in or contemplated by this Agreement;

                  (b) without the unanimous affirmative vote of the Members, and subject to the provisions of Section 6.01, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of its property, (v) make a general assignment for the benefit of creditors,
         (vi) admit in writing its inability to pay its debts generally as they become due, (vii) institute or join in any institution of any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other similar proceedings under any federal or state law, or (viii) take any limited liability company action in furtherance of the actions set forth in clauses (i) through (vii) above;

                  (c) without the unanimous affirmative vote of the Members, take or cause to be taken any of the actions referred to in clauses
         (i) through (vii) of Section 3.03(b) with respect to any entity of which the Company is a partner or member;

                  (d) without the unanimous affirmative vote of the Members, merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

                  (e) cause any entity of which the Company is a partner or member to take any action which is inconsistent with such entity's organizational documents.

         Section 3.04. Company Opportunity. No Member need afford the Company or any other Member the opportunity of investing or otherwise participating in any other enterprise, regardless of whether such enterprises, but for this sentence, would be deemed an opportunity of the Company. Nothing in this Agreement shall prohibit any Member from engaging in any other business activity, whether or not competitive with, similar to, or within the scope of the activities conducted by or on behalf of the Company.


                                  ARTICLE FOUR

                       CAPITAL CONTRIBUTIONS; BORROWINGS

         Section 4.01. Admission and Contributions of Initial Members.

         (a) Each of Ryder and the Independent Member were admitted as members of the Company at the time such entity (i) executed the Original LLC Agreement or a counterpart signature page to the Original LLC Agreement and (ii) was listed as a Member on Exhibit A attached to the Original LLC Agreement (and a copy of that exhibit appears as Exhibit A hereto).




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         (b) The Members made the Capital Contributions set forth next to their names in Exhibit A upon the formation of the Company. No interest shall accrue on any Capital Contribution made to the Company.

         Section 4.02. Additional Capital Contributions. The Members shall not be obligated to make additional Capital Contributions except upon the consent of all Members.

         Section 4.03. Withdrawals. No Member shall be entitled to be repaid any portion of its Capital Account or withdraw from the Company without the consent of all Members or as otherwise provided in this Agreement.

         Section 4.04. Borrowings. The Company may borrow sums to be used for any of the business purposes described in Section 3.01; provided, however, that any such borrowing shall require the prior approval of the Majority Members and shall not be prohibited by this Agreement, any applicable law, regulation or agreement. Any Member may advance such sums to the Company as approved in writing by the Majority Members. Any amounts borrowed from a Member shall not constitute a contribution to the capital of the Company but shall constitute a debt of the Company which shall be repaid before any distributions to the Members. No Member shall have any obligation under this Agreement to make any such loan or advance.

         Section 4.05. Additional Members. No additional Members shall be admitted to the Company without the unanimous consent of the Members.


                                  ARTICLE FIVE

                                   MANAGEMENT

         Section 5.01. Powers of the Members.

         (a) The Company shall be managed by its Members. Subject to the other provisions of this Article and Article Six, each Member shall have the authority, on behalf of the Company, to do all things appropriate for the accomplishment of the purposes of the Company, including, (i) taking the actions described in Section 3.01; (ii) disbursing Company funds for Company purposes; (iii) investing and reinvesting Company funds; (iv) executing contracts, notes, mortgages and other agreements and instruments; (v) employing attorneys, accountants, Managers or other agents, which may include Affiliates of the Company; (vi) paying all Company obligations; (vii) performing all ministerial acts and duties relating to the payment of all indebtedness, taxes and assessments due or to become due with regard to any property of the Company; (viii) purchasing and maintaining insurance on behalf of the Company against any liability or expense asserted against or incurred by or on behalf of the Company; (ix) transacting the Company's business under an assumed name or name other than its name as set forth in the Certificate; (x) appointing any Member or other person as agent for service of process on the Company as required by the law of any jurisdiction in which the Company transacts business; (xi) commencing, prosecuting or defending any proceeding in the Company's name; and (xii) doing such other acts as may facilitate the Company's exercise of its powers; provided, however, that all such acts shall fall within the purposes of the Company as set forth in Section 3.01.




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

         (b) Notwithstanding anything in this Agreement to the contrary, the Company shall at all times have at least one Independent Member, and no action of the type described in Article Six shall occur without the consent of each Independent Member.

         (c) Each Member irrevocably appoints each other Member as its attorney-in-fact on its behalf and in its stead to execute and swear to any amendment to the Certificate and file any writing, and to give any notice which may be required by any rule or law and which may be necessary or appropriate in order to effect any action by or on behalf of the Company or the Members taken as provided in this Agreement or which may be necessary or appropriate to correct any errors or omissions. This power of attorney is coupled with an interest and shall not be revoked by the act of any Member. This power of attorney shall survive and not be affected by an assignment by any Member of its limited liability company interest in the Company; provided, however, that where a Member's entire limited liability company interest is assigned to an assignee who becomes a substitute Member in its stead, such power shall survive for the sole purpose of enabling such Member to effect such substitution. Each Member shall provide seven days' prior written notice of actions to be taken as attorney-in-fact on behalf of another Member and the acting Member shall be authorized to take such actions unless the other Member objects in writing during such notice period.

         (d) A copy of the Certificate will be provided to each Member upon written request to the Company.

         (e) Subject to the other provisions of this Article and Article Six, the Members shall have full power to act for and to bind the Company to the extent provided by Delaware law. Every contract, note, mortgage, lease, deed or other instrument or agreement executed by any Member shall be conclusive evidence that at the time of execution, the Company was then in existence, that this Agreement had not theretofore been terminated or amended in any manner and that the execution and delivery of such instrument was duly authorized by the Members. A Manager that is not also a Member may bind the Company only to the extent authorized by the Members.

         Section 5.02. Limitations on Powers of Members. Notwithstanding any other provision of this Agreement, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Member on behalf of the Company, without prior written notice to all Members outlining the proposed action followed by the written consent of a Majority Interest with respect to: (i) any mortgage, grant of security interest, pledge or encumbrance of any asset of the Company; (ii) any merger of the Company with another entity; (iii) a transaction involving an actual or potential conflict of interest between a Member and the Company; (iv) any material change in the character of the business and affairs of the Company; or (v) any act that would contravene in a material respect any provision of this Agreement or the Act.

         Section 5.03. Self Dealing. Any Member and any Affiliate thereof may deal with the Company, directly or indirectly, as vendor, purchaser, employee, agent or otherwise. No contract or other act of the Company shall be voidable or affected in any manner by the fact that a Member or an Affiliate thereof is




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

directly or indirectly interested in such contract or other act apart from its interest as a Member, nor shall any Member or an Affiliate thereof be accountable to the Company or the other Members in respect of any profits directly or indirectly realized by reason of such contract or other act, and such interested Member shall be eligible to vote or take any other action as a Member in respect of such contract or other act as it would be entitled were it or its Affiliate not interested therein. Notwithstanding the foregoing, (i) any direct or indirect interest of a Member or an Affiliate thereof in any contract or other act, other than its interest as a Member, shall be disclosed to all other Members, (ii) such contract or other act shall be approved by a Majority Interest unless the same is specifically authorized herein and (iii) the Members shall not receive or hold any property of the Company as collateral security in respect of any claim against the Company.

         Section 5.04. Standard of Care; Liability. Each Member and its respective directors, officers, stockholders, partners, members and Affiliates shall discharge its duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company as required by this Agreement or the Act. A Member shall not be liable for monetary damages to the Company for any breach of any such duties except for receipt of a financial benefit to which the Member is not entitled, voting for or assenting to a distribution to Members in violation of this Agreement or the Act, or a knowing violation of the law.

         Section 5.05. Compensation. The Company shall reimburse each Member for any reasonable out-of-pocket expenses incurred on behalf of the Company. In addition, any Member may receive reasonable compensation for any services rendered to the Company approved by the Majority Interest.

         Section 5.06. Meetings of Members. All Members shall be entitled to vote on any matter submitted to a vote of the Members. Unless a greater vote is required by the Act or this Agreement, the affirmative vote of the Majority Members shall be required. Meetings of Members for the transaction of such business as may properly come before the Members may be held at such place, on such date and at such time as the Majority Interest shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by the holders of at least 25% of the Membership Percentages of all Members. The Company shall deliver or mail written notice stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than ten nor more than 60 days before the date of the meeting.

         Section 5.07. Consent. Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting, if the Members unanimously consent, in writing, to take the proposed action. Every written consent shall bear the date of consent in lieu of meeting and the signature of each Member who signs the consent.

         Section 5.08. Independent Member. The Company shall at all times have at least one Member (each, an "Independent Member") that shall be a special purpose corporation formed pursuant to a charter or articles of incorporation that (i) limits its business purposes and activities and (ii) requires the




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unanimous consent of its entire board of directors (without any vacancies), including the affirmative vote of all Independent Directors before it may approve, permit or take any action, or cause any action to be taken in respect of the following actions with respect to each limited liability company of which it is a member, to (a) institute proceedings to have itself adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking, or consent to, such member's or limited liability company's reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such member or limited liability company or a substantial part of its property, (e) make any assignment for the benefit of its creditors, admit in writing its inability to pay its debts generally as they become due,
(f) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which such member or limited liability company holds an ownership interest or
(g) take any action in furtherance of the actions set forth in clauses (a) through (f) above. As of the Effective Date, RTR Leasing is the Independent Member.

         Section 5.09. Managers. Except as otherwise provided by the Act:

                  (a) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Manager of the Company;

                  (b) no Manager shall be required to make any Capital Contribution in the form of cash to the Company; and

                  (c) no Manager shall be entitled to receive any Profits or liable for any Losses.


                                  ARTICLE SIX

            POWER TO INSTITUTE BANKRUPTCY OR INSOLVENCY PROCEEDINGS

         Section 6.01. Unanimous Vote Required. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without (i) the prior written consent of each trustee from time to time (each, a "Trustee") under any pooling and servicing agreement, indenture, trust agreement or similar agreement between the Company or the Partnership, a Trustee and a servicer, if any, pursuant to which the Company or the Partnership shall issue, or cause to be issued, certificates and/or notes and (ii) the affirmative vote of 100% of the Members of the Company, including all Independent Members, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any limited liability company action in furtherance of any such action.

         Section 6.02. Voting on Bankruptcy or Insolvency. All Members, including each Independent Member, shall be entitled to vote on any proposal of the type described in Section 6.01. The affirmative vote of 100% of the Members, including each Independent Member, entitled to vote on such a proposal shall be required for such a proposal to be adopted.


                                 ARTICLE SEVEN

              CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

         Section 7.01. Capital Accounts. A capital account shall be maintained for each Member (each, a "Capital Account"), to which contributions and Profits shall be credited and against which distributions and Losses shall be charged. Capital Accounts shall be maintained in accordance with the accounting principles of Code Section 704 and the Treasury Regulations thereunder.

         Section 7.02. Allocation of Profits and Losses. Profits and Losses shall be determined as of the end of each Fiscal Year of the Company and shall be allocated to Ryder. RTR Leasing will have no interest in Profits and Losses.

         Section 7.03. Distributions.

         (a) The Company shall distribute to Ryder such sums as the Majority Interest determines to be available for distribution and not required to provide for current or anticipated Company needs. All distributions shall be made to or upon the order of Ryder.

         (b) No distributions shall be declared and paid unless, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of (i) the Company's liabilities, plus (ii) the amount that would be needed to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the Members receiving the distribution.

         (c) The Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.


                                 ARTICLE EIGHT

                   EXCULPATION OF LIABILITY; INDEMNIFICATION

         Section 8.01. Exculpation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

         Section 8.02. Indemnification. The Company hereby agrees to indemnify each Member, Manager, employee or agent of the Company, and each director, officer, employee or Affiliate of a Member, who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, employee or agent of the Company against expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding.

         Section 8.03. Fiduciary Duty. To the extent that, at law or in equity, a Member, director, officer, employee or Affiliate of a Member, or a Manager (each, a "Covered Person") has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

                                  ARTICLE NINE

                                TERM OF COMPANY

         Section 9.01. Commencement. The term of the Company commenced upon the filing of the Certificate with the Delaware Secretary of State. The bankruptcy of a Member or the occurrence of any other event under Section 18-304 of the Act shall not cause a Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         Section 9.02. Dissolution.

         (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

         (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         (c) Notwithstanding any other provision of this Agreement, each Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member, or the occurrence of an event that causes the Member to cease to be a member of the Company.

         (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

         (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to each Member in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

                                  ARTICLE TEN

                             APPLICATION OF ASSETS

         Section 10.01. Application of Assets. Upon dissolution of the Company, the Company shall cease carrying on its business and affairs and shall commence winding up of the Company's business and affairs and complete the winding up as soon as practicable. The Company's affairs shall be concluded by a Member or Members selected in writing by the Majority Interest. The assets of the Company may be liquidated or distributed in kind, as determined by the Majority Members, and the same shall first be applied to the payment of, or to a reasonable reserve for the payment of, the Company's liabilities (including such provision for contingent, conditional or unmatured liabilities as the Majority Interest shall deem appropriate) and then to Ryder. If the assets of the Company shall not be sufficient to pay all of the liabilities of the Company, to the fullest extent permitted by the Act, no assets of the Company may be sold or disposed of without the written consent of all of the holders of outstanding securities issued by any trust formed in respect of a transaction to which the Company is a party. To the extent that Company assets cannot either be sold without undue loss or readily divided for distribution in kind to the Members, then the Company may, as determined by the Majority Interest, convey those assets to a trust or other suitable holding entity established for the benefit of the Members in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Members at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary and the terms of its governing instrument shall be determined by the Majority Interest.

         Section 10.02. Termination. The Company shall terminate when all the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article and the Certificate shall have been cancelled in the manner required by the Act.

         Section 10.03. Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall not have recourse against the Company or any other Member or Manager.

                                 ARTICLE ELEVEN

                     RESTRICTION ON TRANSFERS OF INTERESTS

         Section 11.01. Restriction on Transfers of Interests. No Member may assign, pledge or otherwise transfer its interest in the Company in whole or part. Any attempt by a Member to transfer its interest shall be null and void.

                                 ARTICLE TWELVE

                           INVESTMENT REPRESENTATION

         Section 12.01. Investment Representation. The Members represent to each other and to the Company that they are acquiring their respective interests in the Company for their own accounts, and without a view to selling or pledging them.

                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

         Section 13.01. Limitations on Amendment. The Company shall not, without the prior approval or written consent of each nationally recognized rating agency that has rated any securities collateralized or backed by interests or beneficial interests in assets of the Origination Trust that have been issued and are outstanding pursuant to any pooling and servicing agreement, indenture, trust agreement or other similar agreement entered into by the Company, the Partnership or any of their respective Affiliates, amend, alter, change or repeal Article Three, Section 5.08, Article Six or this Section. Subject to the foregoing limitation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Agreement in the manner now or hereafter prescribed by statute or applicable law, and all rights conferred upon Members herein are granted subject to this reservation; provided that this Agreement may not be amended without affirmative vote of 100% of the Members of the Company, including the Independent Members.

         Section 13.02. Books of Account; Reports.

         (a) The Company shall keep true and complete books of account and records of all Company transactions. The books of account and records shall be kept at the principal office of the Company. The Company shall maintain at such office (i) a list of names and addresses of all Members; (ii) a copy of the Certificate; (iii) copies of the Company's federal, state and local income tax returns and reports for the three most recent years; (iv) copies of this Agreement; and (v) copies of the financial statements of the Company for the three most recent years. Such Company records shall be available to any Member or its designated representative during ordinary business hours at the reasonable request and expense of such Member.

         (b) The Company will diligently endeavor to furnish, or cause to be furnished, to Members the following items on or promptly after the date indicated: (i) annually by December 31, (A) an annual report consisting of an income statement for the prior year and a balance sheet as of the year ended and (B) Member information tax returns (Schedule K-1) and (ii) as required, such other information concerning the Company and the property of the Company as may be appropriate in order to make full and fair disclosure to the Members of the current financial and operating conditions of the Company.

         Section 13.03. Bank Accounts and Investment of Funds. All funds of the Company shall be deposited in its name in such checking accounts, savings accounts, time deposits or certificates of deposit or shall be invested in such other manner, as shall be designated by the Majority Interest from time to time. Withdrawals shall be made upon such signature or signatures as the Majority Interest may designate.

         Section 13.04. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Majority Interest in accordance with generally accepted accounting principles consistently applied. Such decisions shall be acceptable to the accountants retained by the Company, and the Majority Interest may rely upon the advice of the accountants as to whether such decisions are in accordance with generally accepted accounting principles.

         Section 13.05. Federal Income Tax Elections. The Company shall, to the extent permitted by applicable law and regulations and upon obtaining any necessary approval of the Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other federal income tax elections in such manner, as the Majority Interest determines to be most favorable to the Members. The Majority Interest may rely upon the advice of the accountants retained by the Company as to the availability and effect of all such elections. The Majority Interest shall elect to treat the Company as a single member entity formed as an agent of Ryder and not as separate corporation or partnership for federal and applicable state income tax purposes.

         Section 13.06. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and may be modified only as provided herein. No representations or oral or implied agreements have been made by any party hereto or its agent, and no party to this Agreement has relied upon any representation or agreement not set forth herein. This Agreement supersedes any and all other agreements, either oral or written, among the Company and its Members.

         Section 13.07. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy numbers set forth on Exhibit A hereto, or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to the other party hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon receipt thereof, (ii) if given by mail, three business days after the time such communication is deposited in the mails with first-class postage prepaid or
(iii) if given by any other means, when received at the address specified in this Section.

         Section 13.08. Consent of Members. Various provisions of this Agreement require or permit the consent, agreement, approval or disapproval, written or otherwise, of the Members or some specified proportion thereof. In any such case, the Company may give all Members written notice that any Member who does not indicate its disapproval by written notice to the Company within a specified period of time (not less than 30 days after mailing of the notice) shall be deemed to have given its consent or approval to the action or event or to have made the agreement referred to in the notice. In such event, any Member who does not indicate its disapproval by written notice to the Company within the time specified shall be deemed to have given its written consent, approval, disapproval or agreement.

         Section 13.09. Further Execution. Upon request of the Company from time to time, the Members shall execute and swear to or acknowledge any amended Certificate and any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Company or the Members which has been taken in accordance with the provisions of this Agreement.

         Section 13.10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Company or the Members or any other person not a party to this Agreement.

         Section 13.11. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Security or the rights of the holders thereof.

         Section 13.12. Captions. All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

         Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Company shall have custody of the counterparts executed in the aggregate by all Members.

         Section 13.14. Delaware Law to Control. This Agreement shall be governed by, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with, the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Limited Liability Company Agreement to be duly executed by their respective officers as of the day and year first above written.



                                     RYDER TRUCK RENTAL, INC.



                                     By:
                                        ---------------------------------------
                                                     W. Daniel Susik
                                                       Treasurer



                                     RTR LEASING I, INC.



                                     By:
                                        ---------------------------------------
                                                     W. Daniel Susik
                                                       Treasurer

                                                                     EXHIBIT A


                                                                                Capital              Membership
Member's Name and Address                                                    Contributions          Percentages
-------------------------                                                    -------------          -----------
RYDER TRUCK RENTAL, INC.,                                                       $1,000.00               100%
Attention: Treasurer, 2C
3600 N.W. 82nd Avenue, Miami, Florida  33166
(telecopy no.:  (305) 500-3641)

RTR LEASING I, INC.                                                                 -0-                   0%
Attention: Treasurer, 2C
3600 N.W. 82nd Avenue, Miami, Florida  33166
(telecopy no.:  (305) 500-3641)

Total                                                                           $1,000.00               100%
                                                                                 ========               ====